Exhibit 99.1

Silvergate Capital Corporation Announces Fourth Quarter and Full Year 2020 Financial Results Release Date and Conference Call
La Jolla, CA, January 12, 2021 – Silvergate Capital Corporation (NYSE:SI) (“Silvergate” or the “Company”), the leading provider of innovative financial infrastructure solutions to the digital currency industry, today announced that it will release its fourth quarter and full year 2020 financial results after market close on Monday, January 25, 2021, and will host a conference call at 5:00 p.m. (Eastern Time) the same day.

The conference call can be accessed live by dialing 1-877-407-4018 or for international callers, 1-201-689-8471, and requesting to be joined to the Silvergate Capital Corporation Fourth Quarter 2020 Earnings Conference Call. A replay will be available starting at 8:00 p.m. (Eastern Time) on January 25, 2021 and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13714504. The replay will be available until 11:59 p.m. (Eastern Time) on February 8, 2021.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company's website at https://ir.silvergatebank.com. The online replay will remain available for a limited time beginning immediately following the call.

About Silvergate

Silvergate Capital Corporation (NYSE: SI) is a registered bank holding company for Silvergate Bank, headquartered in La Jolla, California. Silvergate Bank is a commercial bank that opened in 1988, has been profitable for 22 consecutive years. The Bank has focused its strategy on creating the banking platform for innovators, especially in the digital currency industry, and developing product and service solutions addressing the needs of entrepreneurs. As of September 30, 2020, Silvergate had total assets of $2.6 billion, total deposits of $2.3 billion, and total stockholders’ equity of $284 million.

Investor Relations Contact
Lauren Scott / Hunter Stenback
858-200-3782
investors@silvergate.com